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EXHIBIT (1)   (A):  RESOLUTION OF THE BOARD OF DIRECTORS ESTABLISHING THE
                    VARIABLE ACCOUNT
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                      RESOLUTION OF THE BOARD OF DIRECTORS

                     UNITED OF OMAHA LIFE INSURANCE COMPANY

                                DECEMBER 1, 1993

        WHEREAS, at its April 28, 1970 meeting, the Board of Directors of United of Omaha Life Insurance Company (the "Company"), then known as United Benefit Life Insurance Company, authorized establishment of a United Benefit Variable Fund B as a separate account under Nebraska statutes, and later amended such authorization at its April 26, 1977 meeting, and, at its October 15, 1982 meeting, the Board authorized the liquidation of said separate account and said separate account was liquidated in the year 1983; and

        WHEREAS, at its February 10, 1978 meeting, the Board of Directors of United of Omaha Life Insurance Company (the "Company"), then known as United Benefit Life Insurance Company, authorized establishment of a United Benefit Variable Account C as a separate account under Nebraska statutes, but said separate account was never established; now therefore,

        BE IT RESOLVED, That the Board of Directors of the Company hereby establishes separate accounts, pursuant to Nebraska Revised Statutes Sections 44-2221 and 44-402.01 (1991) and any other applicable statute and the regulations thereunder, designated "United of Omaha Separate
        Account B" and "United of Omaha Separate Account C" (hereinafter "Variable Accounts") for the following use and purposes, and subject to such conditions as hereinafter set forth; and

        FURTHER RESOLVED, That the Variable Accounts are established for the purpose of providing for the issuance by the Company of certain variable annuity contracts ("Contracts"), and shall constitute a funding medium to support reserves under such Contracts issued by the Company; and

        FURTHER RESOLVED, That the Variable Accounts shall not be chargeable with any liabilities arising out of any other separate investment account or any other business of the Company which has no specific and determinable relation to or dependence upon the Variable Accounts, and

        FURTHER RESOLVED, That any surplus or deficit which may arise in the Variable Accounts by virtue of mortality experience guaranteed by the Company or by expense costs shall be adjusted by withdrawals from or additions to the Variable Accounts so that the assets of the Variable Accounts equal the liabilities; and

        FURTHER RESOLVED, That the income, gains and losses, realized or unrealized, from assets allocated to the Variable Accounts shall be credited to or charged against the Variable Accounts without regard to other income, gains, or losses of the Company; and

        FURTHER RESOLVED, That the Variable Accounts shall be divided into investment subaccounts, each investment subaccount in the Variable Accounts shall invest in the shares of a mutual fund portfolio or other investment medium designated on the schedule page of the Contract, and net premiums under the Contracts shall be allocated to the eligible portfolios in accordance with instructions received from owners of the Contracts; and

        FURTHER RESOLVED, That the income, gains and losses, realized or unrealized, from assets allocated to an investment subaccount shall be credited to or charged against that investment subaccount, without regard to other income, gains, or losses of any other investment subaccount; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized to add or remove any investment subaccount of the Variable Accounts and to substitute one designated mutual fund or other investment medium for another as they may hereafter deem necessary, advisable, or appropriate; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in the Variable Accounts or in any investment subaccount thereof as may be deemed necessary, advisable, or appropriate to facilitate the commencement of the Variable Accounts' operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940 (the "1940 Act"); and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and the Variable Accounts as deemed necessary, advisable, or appropriate and consistent with the terms of the Contracts; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, authorized to change the designation of the Variable Accounts hereafter to such other designation as they may deem necessary, advisable, or appropriate; and

        FURTHER RESOLVED, That the appropriate officers of the Company, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require or deem appropriate, be, and they hereby are, severally authorized and directed to take all action necessary, advisable, or appropriate to: (a) register the Variable Accounts as unit investment trusts under the 1940 Act; (b) register the Contracts in such amounts, which may be indefinite amounts, as such officers of the Company shall from time to time deem appropriate under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions which are necessary, advisable, or appropriate in connection with the offering of the Contracts for sale and the operation of the Variable Accounts in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and other applicable federal laws, including the filing of any amendments to registration statements, any periodic reports, any undertakings, any no-action requests, and any applications (and any amendments thereto) for exemptions from the 1940 Act or other applicable federal laws as the appropriate officers of the Company shall deem necessary, advisable, or appropriate; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Accounts, and by the Company as sponsor and depositor, Registration Statements on Form N-4 registering the Variable Accounts as investment companies under the 1940 Act and the Contracts under the 1933 Act, and any and all amendments to the foregoing on behalf of the Variable Accounts and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer or director of the Company; and

        FURTHER RESOLVED, That Lawrence F. Harr, Senior Executive Vice President and Chief Counsel of the Company, is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized on behalf of the Variable Accounts and on behalf of the Company to take any and all action that each of them may deem necessary, advisable, or appropriate in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employers, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions (and amendments thereto), consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary, desirable, or appropriate (including entering into whatever agreements and contracts may be necessary, desirable, or appropriate) in order to maintain such registrations or qualifications for as long as the appropriate officers or legal counsel deem it to be in the best interest of the Variable Accounts and the Company; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized to expend such monies as may be advisable or appropriate with respect to the following:

                      (a) for the procurement of banking, custodial, consulting, administrative, actuarial, accounting, legal or other such services as the appropriate officers of the Company may deem necessary, desirable or appropriate to carry out the purposes of these Resolutions; (b) for the marketing and distribution of Contracts; and (c) to provide whatever capital is deemed necessary, advisable, or appropriate to establish and maintain the Variable Accounts during its initial period of operation; and

        FURTHER RESOLVED, That the form of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if; (i) in the opinion of the appropriate officers of the Company, the adoption of the resolutions is advisable; and (ii) the Secretary or any Assistant Secretary of the Company evidences such adoption by inserting into these minutes copies of such resolutions; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized in the names and on behalf of the Variable Accounts and the Company to execute and file irrevocable written consents to service of process on the part of the Variable Accounts and of the Company to be used in such jurisdictions wherein such consents may be required under the insurance or securities laws therein in connection with the registration or qualification of the Variable Accounts and/or the Contracts and to appoint the appropriate jurisdiction official, or such other person as may be allowed by insurance or securities laws, agent of the Variable Accounts and of the Company for the purpose of receiving and accepting process; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by the Variable Accounts, and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized to execute such agreement or agreements as deemed necessary, advisable, or appropriate (i) with one or more broker dealers or other qualified entities under which such entities will act as distributor(s) for the Contracts, (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Variable Accounts and the design, issuance, and administration of the Contracts, and (iii) with the designated mutual funds or other investment media and/or the principal underwriter and distributor of those funds or media for the purchase and redemption of shares; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary, desirable or appropriate to carry out the foregoing resolutions and the intent and purposes thereof.